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                                                                  EXHIBIT (e)(2)

                                                                       EXHIBIT A

                                     FORM OF

                              PARTICIPANT AGREEMENT

     This Participant Agreement (this "Agreement") is entered into between Rydex Distributors, Inc. (the "Distributor") and ____________________ (the "Participant") and is subject to acceptance by The Bank of New York (the "Bank"). The Bank serves as the transfer agent of the Rydex ETF Trust (the "Trust") pursuant to certain to a Transfer Agency and Service Agreement dated as of ____________________ (the "Transfer Agency Agreement") and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation ("NSCC"). The Distributor has been retained to provide certain services with respect to acting as principal underwriter of the Trust in connection with the creation and distribution of Trust Shares. As specified in the Trust's prospectus and the Transfer Agency Agreement, Trust Shares may be created or redeemed only in aggregations of 50,000 shares, referred to therein and herein as a "Creation Unit". The Transfer Agency Agreement provides that Creation Units be issued in exchange for a Portfolio Deposit delivered by the Participant to the Bank. Capitalized terms not otherwise defined herein are used herein as defined in the Trust's prospectus or the Transfer Agency Agreement.

     This Agreement is intended to set forth certain premises and the procedures by which the Participant may create and/or redeem Creation Units (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect creations and redemptions of Creation Units, such processes being referred to herein as the "Trust's Clearing Process", or (ii) outside the Trust's Clearing Process (i.e., through the facilities of the Depository Trust Company ("DTC" )). The parties hereto in consideration of the premises and of the agreements contained herein agree as follows:

     1. STATUS OF PARTICIPANT. The Participant hereby represents, covenants and warrants that (i) with respect to orders for the creation or redemption of Creation Units by means of the Trust's Clearing Process, it is a member of NSCC and a participant in the CNS System of NSCC (as defined in the Trust's prospectus, a "Participating Party"); and (ii) with respect to orders for the creation or redemption of Creation Units outside the Trust's Clearing Process, it is a DTC Participant (as defined in the Trust's prospectus, a "DTC Participant"). The Participant may place orders for the creation or redemption of Creation Units either through the Trust's Clearing Process or outside the Trust's Clearing Process, subject to the procedures for creation and redemption referred to in paragraph 2 of this Agreement ("Execution of Orders") and the procedures described in Attachment A hereto. Any change in the foregoing status of the Participant shall terminate this Agreement, and the Participant shall give immediate notice to the Distributor and the Bank of such change.

     The Participant further represents that it is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. (the "NASD") or is exempt from or otherwise not required to be licensed as a broker-dealer or a member of the NASD. The Participant is qualified as a broker or dealer, or otherwise, under all applicable state laws where it is required to do so in order that Trust Shares may be sold in such states where the Participant intends to sell Trust Shares. The Participant agrees to conform to the rules of the NASD (if it is a member of NASD) and the securities laws of any jurisdiction in which it sells, directly or indirectly, Trust Shares.

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     2. EXECUTION OF ORDERS. All orders for the creation or redemption of
Creation Units shall be handled in accordance with the terms of the Trust's prospectus, the Transfer Agency Agreement and the procedures described in Attachment A to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. In the event the procedures include the use of recorded telephone lines, the Participant hereby consents to such use. The Bank reserves the right to issue additional or other procedures relating to the manner of creating or redeeming Creation Units, and the Participant and the Distributor agree to comply with such procedures as may be issued from time to time.

     3. NSCC. Solely with respect to orders for the creation or redemption of Creation Units through the Trust's Clearing Process, the Participant as a Participating Party hereby authorizes the Bank to transmit to NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the creation and redemption of Creation Units consistent with the instructions issued by the Participant to the Trust telephone representative identified in Attachment A hereto (the "Trust Representative"). The Participant agrees to be bound by the terms of such instructions issued by the Bank and reported to NSCC as though such instructions were issued by the Participant directly to NSCC.

     4. ROLE OF PARTICIPANT. The Participant shall have no authority in any transaction to act as agent of the Distributor, the Bank or the Trust.

     5. FEES. In connection with the creation or redemption of Creation Units, the Bank shall charge, and the Participant agrees to pay to the Bank, the Transaction Fee prescribed in the Trust's prospectus applicable to creations or redemptions through the Trust's Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust's prospectus applicable to (i) creations or redemptions outside the Trust's Clearing Process and (ii) creations within the Trust's Clearing Process where the cash equivalent value of one or more Index Securities is being deposited in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. The Transaction Fee may be waived or otherwise adjusted from time to time subject to the provisions relating thereto and any limitations as prescribed in the Trust's prospectus and the Transfer Agency Agreement.

     6. AUTHORIZED PERSONS. Concurrently with the execution of this Agreement and from time to time thereafter, the Participant shall deliver to the Distributor and the Bank, duly certified as appropriate by its secretary or other duly authorized official, a certificate setting forth the names and signatures of all persons authorized to give instructions relating to activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each, an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Bank as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Bank of a superseding certificate bearing a subsequent date. The Bank shall issue to each Authorized Person a unique personal identification number ("PIN Number") by which such Authorized Person and the Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Distributor and the Bank and such notice shall be effective upon receipt by both the Distributor and the Bank.

     7. REDEMPTION. The Participant represents and warrants that it will not obtain a Submission Number (as defined in Attachment A) from the Bank for the purpose of redeeming a Creation Unit unless it first ascertains that (a) it or its customer, as the case may be, owns outright

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the requisite number of Trust Shares to be redeemed and (b) such Trust Shares have not been loaned or pledged to another party nor are the subject of a repurchase agreement, securities lending agreement or such other arrangement which would preclude the delivery of such shares to the Bank on a "regular way" basis.

     8. BENEFICIAL OWNERSHIP. The Participant represents and warrants to the Distributor and the Bank that either (i) it does not hold for the account of any single Beneficial Owner of Trust Shares, 80 percent (80%) or more of outstanding Trust Shares or (ii) if it does hold for the account of any single Beneficial Owner of Trust Shares, 80 percent (80%) or more of outstanding Trust Shares, that such a circumstance would not cause the Trust to have a basis in the Index Securities deposited with the Trust different from the market value of such Index Securities on the date of such deposit, pursuant to Section 351 of the Internal Revenue Code of 1986, as amended. The Bank shall have the right to require information from the Participant regarding Trust Share ownership and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent (80%) or more of outstanding Trust Shares by a Beneficial Owner as a condition to the acceptance of a Portfolio Deposit.

     9. INDEMNIFICATION. The Participant hereby agrees to indemnify and hold harmless the Distributor, the Bank, the Trust, their respective subsidiaries, affiliates, directors, officers, employees and agents (each, an "Indemnified Party") from and against any loss, liability, cost and expense incurred by such Indemnified Party as a result of (i) any breach by the Participant of its representations and warranties contained herein or of any provision of this Agreement; or (ii) any actions of such Indemnified Party in reliance upon any instructions issued in accordance with Attachment A (as may be amended from time to time) believed by the Distributor and/or the Bank to be genuine and to have been given by the Participant. This paragraph shall survive the termination of this Agreement.

     10. BANK'S CAPACITY. The parties acknowledge that the Bank is acting in its capacity hereunder as transfer agent in accordance with and pursuant to the Transfer Agency Agreement and not in its general corporate capacity.

     11. ACKNOWLEDGMENT. The Participant acknowledges receipt of the Trust's prospectus and represents it has reviewed such document and understands the terms thereof.

     12. NOTICES. Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail as provided herein). Unless otherwise notified in writing, all notices to the Bank shall be given or sent as follows:
The Bank of New York, 101 Barclay Street, New York, New York 10286, Attn:
_____________________. All notices to the Participant and the Distributor shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

     13. TERMINATION AND AMENDMENT. This Agreement shall become effective in this form as of the date accepted by the Bank and may be terminated at any time by any party upon thirty (30) day prior notice to the other parties (i) unless earlier terminated by the Bank in the event of a breach of this Agreement or the procedures described herein by the Participant or (ii) in the event that the Trust is terminated pursuant to the Transfer Agency Agreement. This Agreement supersedes any prior agreement between the parties. This Agreement may be amended by the Bank without consent of any Beneficial Owner from time to time by the

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following procedure. The Bank will mail a copy of the amendment to the
Distributor and the Participant. For the purposes of this Agreement, mail will be deemed received by the recipient thereof on the third (3rd) day following the deposit of such mail into the U.S. postal system. If neither the Distributor nor the Participant objects in writing to the amendment within ten (10) days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

     14. REPRESENTATIONS REGARDING TRUST SHARES. The Participant shall not make, or permit any representative to make, in connection with any sale or solicitation of a sale of Trust Shares, any representations concerning Trust Shares except those contained in the then current prospectus and in printed information approved by the Distributor and the Trust as information supplemental to such prospectus. Copies of the then current prospectus and any such printed supplemental information will be supplied by the Distributor to the Participant in reasonable quantities upon request.

     15. COUNTERPARTS. This Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all shall constitute but one and the same instrument.

     16. TRUST AS THIRD PARTY BENEFICIARY. The Trust shall be a third-party beneficiary of this Agreement and is entitled to enforce directly against the Participant the obligations owed to the Trust by the Participant (including, without limitation, bringing proceedings against the Participant in the Trust's name).

     17. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws thereof.

                                                 ------------------------------

                                                 BY:
                                                 NAME:
                                                 TITLE:
                                                 ADDRESS:

                                                 TELEPHONE:
                                                 FACSIMILE:

                                                 {NAME OF PARTICIPANT}

                                                 BY:
                                                 NAME:
                                                 TITLE:
                                                 ADDRESS:

                                                 TELEPHONE:
                                                 FACSIMILE:

ACCEPTED BY:

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THE BANK OF NEW YORK,
AS TRANSFER AGENT

BY:

NAME:    Alfred Irving
TITLE:   Vice President
ADDRESS: 101 Barclay Street
         New York, NY 10286
TELEPHONE: (212) 815-2775
FACSIMILE: (212) 815-5147

DATED:

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                                  ATTACHMENT A

     This document supplements the Trust's prospectus and the Transfer Agency Agreement, and is an attachment to the Trust Participant Agreement with respect to the procedures to be used by (i) the Distributor and the Bank in processing an order for the creation of Trust Shares and (ii) the Bank in processing a request for the redemption of Trust Shares, and (iii) the Participants and the Bank in delivering or arranging for the delivery of requisite cash payments, Portfolio Deposits or Trust Shares, as the case may be, in connection with the submission of orders for creation or requests for redemption.

     A Participant is first required to have signed the Trust Participant Agreement. Upon acceptance of the Trust Participant Agreement by the Bank, the Bank will assign a personal identification number to each Authorized Person authorized to act for the Participant. This will allow a Participant through its Authorized Person(s) to place an order with respect to Trust Shares.

I. TO PLACE AN ORDER FOR CREATION OR REDEMPTION OF TRUST SHARES

     1. CALL TO RECEIVE A SUBMISSION NUMBER. An Authorized Person for the Participant will call the Trust Telephone Representative at (212) 815-4520 not later than the closing time of the regular trading session on the American Stock Exchange LLC (the "Exchange Closing Time") (ordinarily 4:00 p.m. New York time) to receive a Submission Number. Upon verifying the authenticity of the caller (as determined by the use of the appropriate PIN Number) and the terms of the order for creation or request for redemption, the Trust Telephone Representative will issue a unique Submission Number. All orders with respect to the creation or redemption of Trust Shares are required to be in writing and accompanied by the designated Submission Number. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the Exchange Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE EXCHANGE CLOSING TIME WILL NOT BE ACCEPTED.

     2. ASSEMBLE THE SUBMISSION. The Authorized Person submitting an order to create or a request to redeem shall assemble (a) written instructions regarding such creation order or redemption request, (b) the designated Submission Number and (c) the PIN Number in one document and transmit such document by facsimile or telex to the Trust Telephone Representative and the Distributor, as applicable, according to the procedures set forth below in subsection 3. The document so transmitted is hereinafter referred to as the "Submission", and the Business Day on which a Submission is made is hereinafter referred to as the "Transmittal Date". NOTE THAT THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE SUBMISSION.

     3. TRANSMIT THE SUBMISSION. A Submission Number is only valid for a limited time. The Submission for either creations or redemptions of Trust Shares must be sent by facsimile or telex to the Trust Telephone Representative and the Distributor, as applicable, within 15 minutes of the issuance of the Submission Number. In the event that the Submission is not received within such time period, the Trust Telephone Representative will attempt to contact the Participant to request immediate transmission of the Submission.

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          (a) In the case of a Submission for creation, unless the Submission is received by the Trust Telephone Representative with a copy to the Distributor upon the earlier of within (i) 15 minutes of contact with the Participant or
(ii) 45 minutes after the Exchange Closing Time, the Submission will be deemed invalid.

          (b) In the case of a Submission for redemption, unless such Submission is received by the Trust Telephone Representative within (i) 15 minutes of contact with the Participant or (ii) 45 minutes after the Exchange Closing Time, whichever is earlier, such order for redemption contained therein shall be Deemed Received (as hereinafter defined in Section IV) by the Bank on the Business Day following such Transmittal Date in accordance with the procedures set forth in Section IV(2) and (4) hereof.

     4. AWAIT RECEIPT OF CONFIRMATION.

          (a) TRUST'S CLEARING PROCESS-CREATION ORDERS. The Distributor shall issue to both the Participating Party and the Bank a confirmation of acceptance of an order to create Trust Shares in Creation Unit size aggregations through the Trust's Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Distributor, it should contact the Distributor and the Trust Telephone Representative at the business numbers indicated.

          (b) TRUST'S CLEARING PROCESS-REQUESTS FOR REDEMPTIONS. The Bank shall issue to the Participating Party a confirmation of acceptance of a request to redeem Trust Shares in Creation Unit size aggregations through the Trust's Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the Participating Party does not receive a timely confirmation from the Bank, it should contact the Bank directly at the business number indicated.

          (c) OUTSIDE THE TRUST'S CLEARING PROCESS-CREATION ORDERS. The Distributor shall issue to both the DTC Participant and the Bank an acknowledgment of receipt of an order to create Trust Shares in Creation Unit size aggregations outside the Trust's Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Distributor, it should contact the Distributor and the Trust Telephone Representative at the business numbers indicated.

          (d) OUTSIDE THE TRUST'S CLEARING PROCESS-REQUESTS FOR REDEMPTION. The Bank shall issue to the DTC Participant an acknowledgment of receipt of an order to redeem Trust Shares in Creation Unit size aggregations outside the Trust's Clearing Process within 15 minutes of its receipt of a Submission received in good form. In the event the DTC Participant does not receive a timely acknowledgment from the Bank, it should contact the Bank directly at the business number indicated.

II. PARTICIPANTS' RESPONSIBILITY FOR DELIVERING OR EFFECTING THE DELIVERY OF REQUISITE PORTFOLIO DEPOSITS OR TRUST SHARES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION

     1. TRUST'S CLEARING PROCESS-CREATION ORDERS. The Participating Party notified of confirmation of an order to create Trust Shares through the Trust's Clearing Process shall be required to transfer or arrange for the transfer of
(a) the requisite Index Securities (or contracts to purchase such Index Securities expected to be delivered through NSCC by the "regular way" settlement date) and (b) the Cash Component, if any, to the Bank by means of the Trust's Clearing Process so as to be received no later than on the "regular way"

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settlement date following the Business Day on which such order is Deemed
Received by the Distributor as set forth below in Section IV.

     2. TRUST'S CLEARING PROCESS - REDEMPTION REQUESTS. The Participating Party notified of confirmation of a request to redeem Trust Shares through the Trust's Clearing Process shall be required to transfer or arrange for the transfer of the requisite Trust Shares and the Cash Redemption Amount, if any, to the Bank by means of the Trust's Clearing Process so as to be received no later than on the "regular way" settlement date following the Business Day on which such order is Deemed Received by the Bank as set forth below in Section IV.

     3. OUTSIDE THE TRUST'S CLEARING PROCESS - CREATION ORDERS. The DTC Participant notified of acknowledgment of an order to create Trust Shares outside the Trust's Clearing Process shall be required to effect a transfer to the Bank of (a) the requisite Index Securities through DTC so as to be received by the Bank no later than 11:00 a.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Distributor as set forth below in Section IV, in such a way as to replicate the Portfolio Deposit established on the Transmittal Date by the Bank and (b) the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the Bank by 1:00 p.m. on the next Business Day immediately following the day such order is Deemed Received. If the Bank does not receive the Index Securities by 11:00 a.m. and the Cash Component, if any, by 1:00 p.m. on the Business Day immediately following the day such order is Deemed Received, the creation order contained in such Submission shall be canceled. Upon written notice to the Distributor and the Trust Telephone Representative, the DTC Participant may resubmit such canceled order on the following Business Day using a Portfolio Deposit as newly constituted.

     4. OUTSIDE THE TRUST'S CLEARING PROCESS - REDEMPTION REQUESTS. The DTC Participant notified of acknowledgment of a request to redeem Trust Shares outside the Trust's Clearing Process shall be required to effect a transfer to the Bank of (a) the requisite number of Trust Shares through DTC no later than the Exchange Closing Time on the Business Day on which such order is Deemed Received by the Bank and (b) the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system by no later than 1:00 p.m. on the next Business Day immediately following the Business Day on which such order is Deemed Received by the Bank.

     5. TRANSACTION FEE. In connection with the creation or redemption of Creation Units, the Bank shall charge, and the Participant agrees to pay to the Bank, the Transaction Fee prescribed in the Trust's prospectus applicable to (i) creations or redemptions through the Trust's Clearing Process, or the Transaction Fee and such additional amounts as may be prescribed pursuant to the Trust's prospectus applicable to creations or redemptions outside the Trust's Clearing Process and (ii) creations within the Trust's Clearing Process where the cash equivalent value of one or more Index Securities is being deposited in lieu of the inclusion of such Index Security in the securities portion of the Portfolio Deposit because the Participant is restricted by regulation or otherwise from investing or engaging in a transaction in such security. Such Transaction Fee and additional amounts, if any, shall be included in the calculation of the Cash Component or Cash Redemption Amount payable or to be received, as the case may be, by the Participant in connection with the creation or redemption order.

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III. BANK'S RESPONSIBILITY FOR EFFECTING DELIVERY OF REQUISITE TRUST SHARES OR
     SECURITIES AND CASH PAYMENTS IN CONNECTION WITH ORDERS FOR CREATION OR REQUESTS FOR REDEMPTION.

     1. TRUST'S CLEARING PROCESS - CREATION ORDER. After the Bank has received notification of a Submission from the Distributor for a creation order for Trust Shares through the Trust's Clearing Process which has been Deemed Received by the Distributor as set forth below in Section IV, the Bank shall initiate procedures to transfer the requisite Trust Shares and the Cash Component, if any, through the Trust's Clearing Process so as to be received by the creator no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Distributor.

     2. TRUST'S CLEARING PROCESS - REDEMPTION REQUESTS. After the Bank has received a Submission for a redemption request for Trust Shares through the Trust's Clearing Process and Deemed Received such submission as set forth below in Section IV, the Bank shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered through NSCC by the "regular way" settlement date) and the Cash Redemption Amount, if any, through the Trust's Clearing Process so as to be received by the Beneficial Owner no later than on the "regular way" settlement date following the Business Day on which the Submission is Deemed Received by the Bank.

     3. OUTSIDE THE TRUST'S CLEARING PROCESS-CREATION ORDERS. After the Bank has received notification of a Submission from the Distributor for a creation order for Trust Shares outside the Trust's Clearing Process which has been Deemed Received by the Distributor as set forth below in Section IV, the Bank shall initiate procedures to transfer the requisite Trust Shares through DTC and the DTC Participants and the Cash Component, if any, through the Federal Reserve Bank wire system so as to be received by the creator no later than on the third
(3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Distributor.

     4. OUTSIDE THE TRUST'S CLEARING PROCESS-REDEMPTION REQUESTS. After the Bank has received a Submission for a redemption request for Trust Shares outside the Trust's Clearing Process and Deemed Received such submission as set forth below in Section IV, the Bank shall initiate procedures to transfer the requisite securities (or contracts to purchase such securities expected to be delivered within three Business Days) through DTC and the DTC Participants and the Cash Redemption Amount, if any, through the Federal Reserve Bank wire system so as to be received by the Beneficial Owner no later than on the third (3rd) Business Day following the Business Day on which the Submission is Deemed Received by the Bank.

IV. PROCEDURES BY WHICH AN ORDER TO CREATE OR A REQUEST TO REDEEM SHALL BE "DEEMED RECEIVED."

     1. TRUST'S CLEARING PROCESS-CREATION ORDERS. An order to create Trust Shares through the Trust's Clearing Process shall be "Deemed Received" by the Distributor on the Transmittal Date only if (a) the Submission containing such order is in proper form and (b) such Submission is received by the Distributor no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof. Orders to create Trust Shares contained in Submissions transmitted after such time on a Transmittal Date shall be deemed invalid.

     2. TRUST'S CLEARING PROCESS-REDEMPTION REQUESTS. A request to redeem Trust Shares through the Trust's Clearing Process shall be Deemed Received by the Bank on the Transmittal Date only if (a) the Submission containing such request is in proper order and (b) such

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Submission is received by the Bank no later than the time on such Transmittal
Date as set forth in Section I(3)(b) hereof. Requests to redeem Trust Shares contained in Submissions transmitted after such time on a Transmittal Date shall be "Deemed Received" by the Bank on the next Business Day immediately following such Transmittal Date.

     3. OUTSIDE THE TRUST'S CLEARING PROCESS-CREATION ORDERS. An order to create Trust Shares outside the Trust's Clearing Process shall be Deemed Received by the Distributor on the Transmittal Date only if: (a) the Submission containing such order is in proper form, (b) such Submission is received by the Distributor no later than the time on such Transmittal Date as set forth in Section I(3)(a) hereof, (c) the requisite number of Index Securities is transferred through DTC to the account of the Bank by no later than 11:00 a.m. on the Business Day next following the Transmittal Date and (d) the cash equal to the Cash Component, if any, is transferred via the Federal Reserve Bank wire system to the account of the Bank by no later than 1:00 p.m. on the Business Day next following the Transmittal Date. If either the Submission, the requisite Index Securities or the cash equal to the Cash Component is not received by the Bank within the time periods set forth above, such order shall be deemed invalid.

     4. OUTSIDE THE TRUST'S CLEARING PROCESS - REDEMPTION REQUESTS. A request to redeem Trust Shares outside the Trust's Clearing Process shall be Deemed Received by the Bank on the Transmittal Date only if (a) the Submission containing such request is in proper form, (b) such Submission is received by the Bank no later than the time as set forth in Section I(3)(b) hereof, (c) the requisite number of Trust Shares is transferred via DTC to the account of the Bank by the Exchange Closing Time on such Transmittal Date and (d) the Cash Redemption Amount owed to the Bank, if any, is received by the Bank no later than 1:00 p.m. of the Business Day next following such Transmittal Date. If either the Submission, the Trust Shares or cash equal to the Cash Redemption Amount, if any, is not received by the Bank within the time periods set forth above, such redemption request shall be Deemed Received by the Bank on the Business Day on which both the Submission and the requisite number of Trust Shares are delivered to the Bank within the proper time periods as set forth above; provided that the Cash Redemption Amount, if any, is then paid on the next Business Day within the time period set forth above.

     5. AMBIGUOUS INSTRUCTIONS. In the event that a Submission contains terms that differ from the information provided in the telephone call at the time of issuance of the Submission Number, the Trust Telephone Representative will attempt to contact the Participant to request confirmation of the terms of the order. If an Authorized Person confirms the terms as they appear in the Submission then the Submission will be accepted and processed. If an Authorized Person contradicts its terms, the Submission will be deemed invalid, and a corrected Submission must be received by the Trust Telephone Representative and the Distributor, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Exchange Closing Time. If the Trust Telephone Representative is not able to contact an Authorized Person, then the Submission shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Submission contains terms that are illegible, the Submission will be deemed invalid and the Trust Telephone Representative will attempt to contact the Participant to request retransmission of the Submission. A corrected Submission must be received by the Trust Telephone Representative, and the Distributor, as applicable, not later than the earlier of (i) within 15 minutes of such contact with the Participant or (ii) 45 minutes after the Exchange Closing Time.

     6. SUSPENSION OR REJECTION OF AN ORDER. The Distributor or Bank reserves the right to suspend a Submission in the event that its acceptance would appear to result in the Participant or a Beneficial Owner owning 80 percent (80%) or more of all outstanding Trust Shares and if pursuant to Section 351 of the Internal Revenue Code of 1986, as amended, such a circumstance would result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In such event, the Distributor or the Trust Telephone Representative will attempt to contact an Authorized Person for purposes of confirmation of the fact that with respect to such Participant no Beneficial Owner would own 80 percent (80%) or more of all outstanding Trust Shares upon execution of the Submission or that such a circumstance would not result in the Trust having a basis in the securities deposited different from the market value of such securities on the date of deposit. In the event that (i) the Distributor or the Trust Telephone Representative is unable to contact an Authorized Person or (ii) the Participant fails to transmit an identical Submission containing a representation and warranty as to such fact, then the Submission shall be deemed invalid.

     The Bank further reserves the absolute right to reject a creation order transmitted to it by the Distributor in respect of any Portfolio Deposit or any component thereof if (a) the Portfolio Deposit is not in proper form; (b) acceptance of the Portfolio Deposit would have certain adverse tax consequences;
(c) the acceptance of the Portfolio Deposit would, in the opinion of counsel, be unlawful; (d) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Bank, have an adverse affect on the Trust or the rights of Beneficial Owners; or (e) in the event that circumstances outside the control of the Bank make it for all practical purposes impossible to process creations of Trust Shares. The Bank will provide notice of its reasons for rejection of a creation order in respect of a Portfolio Deposit or any component thereof. The Bank, the Distributor and the Trust shall not incur any liability in connection with any notification of defects or irregularities in the delivery of Portfolio Deposits or any component thereof or in connection with the rejection of a creation order.

V.   TELEPHONE, FACSIMILE, AND TELEX NUMBERS

                                            TELEPHONE:
--------------------------                            -------------------
                                            FACSIMILE:
                                                      -------------------

TRUST TELEPHONE REPRESENTATIVE:             TELEPHONE:
                                                      -------------------
                                            FACSIMILE:
                                                      -------------------

BANK:                                       TELEPHONE:
                                                      -------------------
                                            FACSIMILE:
                                                      -------------------

PARTICIPANT:                                TELEPHONE:
                                                      -------------------
                                            FACSIMILE:
                                                      -------------------
     ----------------------------
     BY:
           ----------------------
     TITLE:
           ----------------------

     {NAME OF PARTICIPANT}

     ----------------------------
     BY:
           ----------------------
     TITLE:
           ----------------------

ACCEPTED BY:
THE BANK OF NEW YORK, AS TRANSFER AGENT

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BY:
       ----------------------
TITLE:
       ----------------------

DATED:
       ----------------------